SCHEDULE 14A
                         (RULE 14a-101)
             INFORMATION REQUIRED IN PROXY STATEMENT
                   SCHEDULE 14A INFORMATION

        AMENDED PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
         SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.1)

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

                    Ameridream Entertainment, Inc.
-----------------------------------------------------------------
        (Name of Registrant as Specified in Its Charter)

-----------------------------------------------------------------
 (Name of Person Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required

[x ] Fee computed on table below per Exchange Act Rules 14a-
6(I)(4) and 0-11.

(1) Title of each class of securities to which transaction applies: common stock

(2) Aggregate number of securities to which transactions applies: 50,500

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.) $.80 calculated on the current bid price of the parent company's common stock

(4)  Proposed maximum aggregate value of transaction: $40,400

(5)  Total fee paid: $88.00

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:






Ameridream Entertainment, Inc.
79811 "A" Country Club Drive
Bermuda Dunes, CA 92201



           NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                  TO BE HELD ON OCTOBER 2, 2002

To our Shareholders:

The company proposes to spin off its distribution subsidiary, Ameridream International, Inc. Subject to your approval, the board of directors will declare a dividend of 1 share of Ameridream International for every 500 shares owned by each shareholder of Ameridream Entertainment. In order to accomplish this, the Board of Directors is asking for your help.

The Special Meeting of Shareholders of Ameridream Entertainment, Inc., a California corporation (the "Company") will be held at the offices of the company AT 79811 "a" Country Club Drive, Bermuda Dunes, California, on October 2, 2002 at 8:30 a.m.,Pacific Time, to consider and vote upon a proposal to spin off its subsidiary, AmeriDream International, Inc., and to consider and act upon such other matters as may property come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on September 1, 2002 2001 are entitled to notice of, and to vote at, the special shareholder's meeting.

All shareholders are extended a cordial invitation to attend the Consolidated Meeting of Shareholders.

By Order of the Board of Directors.

LANG ELLIOT
President
Bermuda Dunes, CA
September 18, 2002

-----------------------------------------------------------------
THE FORM OF PROXY IS ENCLOSED. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE PREPAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                ----------------------------------






                 Ameridream Entertainment, Inc.
                        PROXY STATEMENT
           FOR THE 2001 SPECIAL MEETING OF SHAREHOLDERS
                 TO BE HELD ON October 2, 2002

I. INTRODUCTION

The Board of Directors of Ameridream Entertainment, Inc., a California corporation (the "Company"), is soliciting the accompanying Proxy in connection with its 2001 Special Meeting of Shareholders of the Company to be held at 3:00 p.m. Pacific Daylight Time on November 3, 2001 at 79811 "A" Country Club Drive, Bermuda Dunes, CA., and any adjournments thereof. The Notice of Special Meeting and Proxy
Card were mailed to shareholders on or about September 20, 2002. The Company's Annual Report on Form 10-KSB for the year ended March 31, 2002, was filed on July 9, 2002, and a copy will be available to any shareholder requesting it in writing.

II. OUTSTANDING SHARES AND VOTING RIGHTS

The Board of Directors of the Company has fixed the close of business on September 1, 2002, as the record date for the determination of those holders of Common Stock of the Company entitled to receive notice of, and vote at, the Special Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Special Meeting. At the close of business on the record date, there were 25,250,000 shares of the Company's Common Stock issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote on each matter to be voted on at the meeting. Holders of Common Stock are not entitled to cumulative voting rights. A majority of the shares entitled to vote present in person or represented by proxy at the Special Meeting, is required for approval of each of the Company's proposals.

Shares of Common Stock that are represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such common shares will be voted "FOR" approval of each of the four proposals and in the discretion of the proxy holders for any other matter that may properly come before the Special Meeting. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum, and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote a particular matter, then in such instance, the shares covered by such "non-vote" proxy shall be deemed to be present at the meeting for purposes of determining a quorum, but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

A shareholder who has given a proxy may revoke it at any time prior to its exercise at the Special Meeting by filing with the Chief Executive Officer of the Company, Mr. LANG ELLIOT, at the address set forth above, a written revocation of such proxy, or by executing and delivering a duly-executed proxy bearing a later date, or by simply voting the common shares covered thereby by separate written ballot to be disseminated at the Special Meeting.

In addition to soliciting proxies by mail, officers, directors and employees of the Company, without receiving additional compensation therefor, may solicit proxies personally, or by telephone, telegram or other forms of communication, including wire facsimile. The Company has not retained a proxy solicitation firm, and instead, will use its own best efforts to solicit as many proxies as practicable in the time available before the Special Meeting.


      III. PRINCIPAL SHAREHOLDERS; MANAGEMENT SHARE HOLDINGS

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of September 1, 2002, by: (i) each current director; each nominee for director, and executive officer of the Company; (ii) all
directors and executive officers as a group; and (iii) each shareholder who owns more than five percent of the outstanding shares of the Company's Common Stock. Except as otherwise indicated, the Company believes each of the persons listed below possesses sole voting and investment power with respect to the shares indicated.

Name and Address             Number of Shares     Percentage Owned
----------------------     ---------------------     -------------------
Michael Wetherwax                  450,000             .1%
79811 "A" Country Club Dr.
Bermuda Dunes, CA 92201

Lang Elliot                        6,000,000           23.76%
79811 "A" Country Club Dr.
Bermuda Dunes, CA 92201

Addax Entertainment, Inc.          9,300,000           36.83%
9627 South Gene Autry Trail
Suite C, Palm Springs, CA 92264

Hugh Kelley                        2,000,000           7.9%
79811 "A" Country Club Dr.
Bermuda Dunes, CA 92201

Reb Brown                       150,000           .5%
79811 "A" Country Club Dr.
Bermuda Dunes, CA 92201

All Officers and Directors
as a Group                         17,900,000               70.89%


------------
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.



                    IV. EXECUTIVE COMPENSATION

The following table sets forth both the compensation paid or accrued by the Company for services rendered by executive officers of the Company for the fiscal year ended March 31, 2002. No executive officer's total compensation exceeded $100,000 based on salary and bonus during any of the three years.







                     SUMMARY COMPENSATION TABLE

                                           Special Compensation
       Long-Term
                                            ---------------------
---------------    Compensation
Name and Principal Position         Year    Salary ($)    Bonus
($)    Other ($)    Options (No.)
-----------------------------------------------------------------
   NONE PAID

---------



     V.  AMERIDREAM INTERNATIONAL, INC.

The following sets forth information about AmeriDream International, Inc., the wholly owned subsidiary that AmeriDream Entertainment, Inc. proposes to spin off as its own publicly held entity.

     1.  Business of the Company

     Ameridream International is a Nevada corporation, organized on January 31, 2002, under the original name of AmeriDream Entertainment, Inc. AmeriDream International was formerly in the business of motion picture production. On or about May 10, 2002, 100% of the outstanding capital stock of AmeriDream International was acquired by AmeriDream Entertainment, Inc., a California corporation, formerly known as McSmoothie's, Inc. This transaction resulted in AmeriDream International becoming a wholly owned subsidiary of AmeriDream Entertainment, Inc.






BUSINESS IN GENERAL

The Company operates in only one business segment: distribution of motion pictures and television programming in the United States, Canada and a number of other foreign countries, and related operations.

This Report contains certain forward-looking statements covering the Company's objectives, planned or expected activities and anticipated financial performance. These forward-looking statements may generally be identified by words such as "expects", "anticipates", "believes", "plans", "should", "will", "may", "projects" (or variants of these words or phrases), or similar language indicating the expression of an opinion or view concerning the future with respect to the Company's financial position, results of operations, prospects or business. The Company's actual results may differ significantly from the results described in or suggested by such forward-looking statements.


Programming and Related Operations

In general terms, television syndication is a process by which a company, such as King World, sells programming on a market-by-market basis to television stations (whether network affiliates or independents.)

The United States market for television programming is currently comprised principally of four components: (i) the major broadcast television networks (ABC, CBS, NBC, FOX and two emerging networks, UPN and WB) in conjunction with their respective affiliated stations;
 (ii) independent broadcast television stations (that is, stations that are not affiliated with such networks); (iii) basic cable services (such as USA Network, The Discovery Channel, MTV and Nickelodeon); and (iv) pay cable services (such as HBO and Showtime). Although this market is still dominated by the broadcast networks, each of which has affiliations with television stations that enable such networks to reach virtually all of the significant television markets in the United States, cable television networks (the most successful of which reach more than 70% of all U.S. television households) have generally been achieving increasing ratings in recent years. Recently developed digital compression technology, combined with fiber optics or small-sized satellite dishes may in coming years permit cable companies or direct broadcast satellite systems (which carry, among other programming, many cable television networks) to expand the domestic television market to hundreds of channels.

During hours commonly referred to as "prime-time" (currently, with limited exceptions, 8 p.m. to 11 p.m. in the Eastern and Pacific time zones and 7 p.m. to 10 p.m. in the Central and Mountain time zones), stations owned and operated by the four major broadcast networks, and stations affiliated with those networks, broadcast schedules consisting primarily of programming produced for initial exhibition by the networks. (The WB and the UPN each currently supplies its respective affiliates with prime-time programming five evenings per week and with several hours per week of non-prime-time programming.) In non-prime time, such stations broadcast network programming, off-network programming (reruns), programming produced by the local stations themselves or by independent producers and first-run syndicated programming (programming produced for initial distribution on a syndicated basis). Independent television stations, during both prime and non-prime time, broadcast their own programming, off-network programming and first-run syndicated programming; some of such stations are affiliated with the WB or the UPN. Some cable operators, in addition to other services that they offer, telecast syndicated programming.

At present, AmeriDream International is in the process of acquiring a library of original and second run television programming with an aim to distribute the programming. It also intends to engage in motion picture distribution. AmeriDream will distribute television programming primarily to network-owned-and-operated stations and network-affiliated stations, in the United States, Canada and foreign countries.

AmeriDream International currently owns no programming for distribution.
It has entered into a sales agency agreement to distribute 44 weekly programs of the original programming of "Autograph," a celebrity interview series produced by Signature Films, and will continue to seek to acquire films and television programming for its library. AmeriDream
International will market these films and programs to potential customers at industry markets, such as the National Association of Television Producer Executives (NATPE) held in January, the American Film Market (AFM) held in February, the Cannes film market, held in conjunction with the Cannes Film Festival, and the MIPCOM market, held in Cannes in October.

There can be no assurance that any of these programs will be licensed for additional years through renewal of existing licenses or issuance of new licenses or, if so licensed, that the terms of the license agreements will be as favorable to AmneriDream International as those of the existing licenses. There can be no assurance that the key personalities on such programs, such as Agata Gotova, will continue to participate in the production of their respective programs. If for any reason they do not do so, there could be a material adverse effect on the Company's business.

ACQUISITION AND DEVELOPMENT OF PROPERTIES FOR DISTRIBUTION

AmeriDream International's business is dependent on obtaining or creating new television programs and series for distribution. AmeriDream
International may acquire properties for domestic, foreign or worldwide television distribution by entering into distribution agreements with independent producers, by producing its own programs, by co-producing programs in association with others, or by purchasing distribution rights.

The terms under which the Company obtains the right to distribute programming from independent producers vary in each instance.

In acquiring new programming, AmeriDream International has attempted, based on research concerning television programs currently being broadcast, to identify programs and series that AmeriDream International believes will have broad-based audience appeal and satisfy the programming needs of television stations for particular time periods. We rely on independent producers for new programming. However, our current parent company, AmeriDream Entertainment, Inc. will develop and produce programming and we intend to continue distribution of AmeriDream Entertainment's programming, and will sekk to commit to writing our current arrangement of being the exclusive distribution company for AmeriDream
Entertainment's products.

The introduction of new television programs requires substantial capital investment to fund programming development costs, the production of pilot programs and the production, distribution and promotion of the initial episodes of programming for syndication. The Company has funded and intends to continue to fund such capital investments out of its internal cash resources.

LICENSE AND DISTRIBUTION FEES

For certain first-run syndicated programs produced by independent companies for distribution by AmeriDream International, the Company earns distribution fees that will be based on a percentage of the license fees paid by television stations for the right to broadcast the program and the amounts paid by national advertisers for advertising time retained by the Company and sold in connection with such program. The Company also recoups some or all of the distribution expenses that it incurs in connection with the distribution of these series, which consist principally of advertising, promotion, satellite and tape costs and related expenses. Amounts remaining in excess of AmeriDream
International's distribution fees and recouped expenses are remitted to the producers of such series.

In other cases, the Company's fees for distributing first-run syndicated programming produced by independent companies will be based upon a negotiated percentage of the profits derived from the exploitation of the programming after recoupment of the production, advertising, promotion and other distribution fees and expenses of the programming.
In such cases, the Company generally finances all or a substantial portion of the production costs and may commit itself to advancing the producer and/or talent fixed minimum amounts as advances against their participation fees, irrespective of the amount of license fees and other revenues that may actually be generated by the programming. In acquiring distribution rights for new programming from independent producers, AmeriDream International has generally tried to limit its risk by not making major commitments to independent producers until it has obtained commitments from a substantial number of television station licensees.

License fees payable by stations for the rights to broadcast television programs are payable in the form of cash, retained advertising time or both. A television station that enters into a license agreement for a particular program becomes obligated to pay the contracted license fee (which will often depend on the time period in which the program is aired by that station) and provide advertising time, if applicable, upon the delivery by the Company of the program in question. By licensing a program to television stations throughout the United States, the Company creates, in effect, an "ad hoc" network of stations that have agreed to carry the program. The creation of this ad hoc network, which will enable the Company to sell the resulting commercial inventory to sponsors desiring national coverage.


Fees for advertising time are established on the basis of household audience ratings or, more frequently, on the basis of the delivery of a certain demographic category of the viewing audience. The desired household rating or demographic delivery, as the case may be, is negotiated in advance with the advertiser or its agency. If the television program does not deliver at least the agreed-upon audience coverage, AmeriDream International would be obligated either to make available, at no additional cost, additional advertising time within the same program or other programs that are expected to deliver at least the agreed-upon audience coverage, or to refund that portion of the advertising fee attributable to the under delivery.

Generally, a portion of the Company's contracts for the sale of its advertising time may be canceled by the advertiser upon 90 days' notice. Each television station is obligated to broadcast advertising time retained by AmeriDream even if the program or episode on which the time was retained is preempted by the station.


FOREIGN SALES

The number of outlets for television programming outside the United
States has been increasing with the worldwide proliferation of broadcast, cable and satellite delivery systems. In recent years, many European governments have privatized television systems. The Company believes that privatized systems are more likely to broadcast U.S. programming than government-owned networks. In addition, both the number of pay and satellite television systems in Europe and the number of subscribers to these systems have increased. Pay television and satellite distribution systems are also developing in other geographic areas, including many Asian and South American markets. In some international markets, suppliers of programming may, however, be subject to local content and quota requirements that prohibit or limit the amount of U.S. programming that may be acquired.


COMPETITION

The distribution of films and television programming and the sale of associated advertising time is a highly competitive business.
AmeriDream International competes with many companies that have resources substantially greater than those of AmeriDream International.

The most important competitive factors in television program distribution are marketing, quality and variety of programming and research and promotional services. AmeriDream International's success is highly dependent upon those factors.

GOVERNMENT REGULATION

Legislation and Other FCC Rules and Proposals Affecting the Television Industry Generally


The Telecommunications Act of 1996 (the "1996 Act"), signed in
February 1996, among other things, requires the Federal Communications Commission (the "FCC") to relax its regulation (the "Multiple
Ownership Rules")limiting the aggregate number of television stations that may be under common ownership. Prior to passage of the 1996 Act, the Multiple Ownership Rules permitted common ownership of, in most circumstances, up to twelve television stations, subject (in the case of station groups) to certain limitations based upon audience reach. As required by the 1996 Act, the FCC (in March 1996) eliminated the numerical limitation on common ownership and relaxed the audience reach limitation to 35% of domestic television households.

The 1996 Act also requires the FCC to re-examine provisions of the Multiple Ownership Rules that prohibit the common ownership of stations serving the same market. In proceedings now pending before it, the FCC is considering relaxing the existing restrictions on common ownership of television stations serving the same market and permitting, subject to certain restrictions, joint venture (including joint programming) arrangements between independently owned stations in circumstances where common ownership would otherwise be prohibited.

The 1996 Act further requires the FCC to review its broadcast ownership rules every two years to "determine whether any of such rules are necessary in the public interest as a result of competition" and to repeal or modify any rules that are deemed no longer to serve the public interest. Pursuant to this requirement, in March 1998, the FCC began a formal inquiry to review those rules relating to broadcast ownership that were not either modified by the 1996 Act or already under consideration in pending
FCC proceedings. Among other things, this inquiry solicits comments on the rules that prohibit common ownership of a broadcast television station and daily newspaper, or of a broadcast television station and cable system, serving the same market. In addition, the FCC has asked whether further relaxation of the national audience reach cap is warranted and whether competition warrants relaxation of the dual network rule, which, as revised by the 1996 Act, forbids common ownership of multiple broadcast networks by the four major broadcast networks (ABC, CBS, NBC and Fox) or by any of these four networks in combination with one of the two "emerging" broadcast networks (the WB and UPN). The FCC has stated that if, in its review, it determines that any of its broadcast ownership rules were no longer in the public interest, it would subsequently commence appropriate rulemaking proceedings to modify or repeal the rule or rules in question. During the pendency of these various proceedings, the FCC has granted waivers of the existing restrictions on common ownership of television stations serving the same market but it has not otherwise waived or granted exceptions to any other broadcast ownership restrictions.

AmeriDream International is unable to predict the outcome of these proceedings, and believes that increases in the concentration of television station ownership by broadcast groups will tend to increase the relative power of the broadcast groups in the market for television programming and, consequently, could adversely affect AmeriDream International's bargaining position.

The 1996 Act requires that all television sets manufactured or imported into the United States be equipped with a device (the "V-chip") that will enable viewers to block display of certain programs based upon content. The 1996 Act afforded the program production and distribution industries a period of twelve months (until February 1997) within which to establish voluntary rules for identifying and rating video programming that contains sexual, violent or other indecent material and to agree to voluntarily transmit such ratings in a format capable of being read by the V-chip technology. If a voluntary code was not established (or if such a code was not acceptable to the FCC) within that time frame, then the FCC was to be required, in consultation with an advisory committee, to establish and enforce a rating code. The Company has participated actively in industry efforts to establish the voluntary code. In January 1997, the industry submitted to the FCC its proposal for a voluntary rating system, and, in August 1997, the industry submitted a revised proposal that added to the rating categories originally proposed. The revised proposal changed the descriptions used to identify certain age group categories and, in some situations, added symbols to indicate the nature of violence or sexual situations depicted, or language used, in certain programs. In March 1998, the FCC adopted an order finding the revised code acceptable; the FCC also adopted technical rules requiring television receivers (and computers) with picture screens
13" or greater to be equipped with the V-chip technology. That technology is, under the FCC's rules, required to be compatible with the approved code; however, manufacturers are encouraged, but not required, to market technology that is compatible with other potential rating systems. Under the rules, all television receivers manufactured after January 1, 2000 to which the rule applies must meet the V-chip requirements. The programming industry has established an oversight monitoring board to ensure that the rating guidelines are applied accurately and consistently to television programming. The Company does not believe that these requirements will have a material adverse effect on its revenues or profits. However, to the extent that any program series (or episodes of such series) produced or distributed by AmeriDream International are subjected to restrictive ratings, there may be an adverse effect on the distribution and/or viewing of such series.

In June 1995, the FCC initiated two proceedings in which it is considering repeal or relaxation of certain of its regulations restricting or forbidding certain contractual arrangements between a broadcast network and its affiliates. Among the matters under examination are: a rule that forbids a network from entering into a contract with any affiliate that either enables the network to reserve any time on the affiliate's station before the network has committed to use the time, or requires the station to make time available for network programming in substitution for programming already scheduled by the affiliate ("Time Optioning Rule");
a rule that forbids a network from penalizing affiliated stations for rejecting network programming and substituting programming deemed by the station to be of greater local or national interest; and a rule that forbids stations from affiliating with any network organization that operates more than one network. Separately, the FCC is re-examining a rule that prohibits a network from directly or indirectly controlling the advertising rates charged by an affiliate in connection with the broadcast of non-network programming ("Station Rates Rule") and a rule that forbids a network from acting as a sales representative for affiliated stations for the sale of advertising time in connection with non-network programming ("Station Rep Rule").

AmeriDream International is unable to predict the outcome of these proceedings. Although the Company believes that certain of the conduct prohibited by the FCC's rules, such as the Station Rates Rule, are proscribed or curtailed under the anti-trust laws, the Company anticipates that repeal or substantial relaxation of the Time Optioning
 Rule and the Station Rep Rule will tend to increase the relative power of the networks in the market for television programming and for the sale of advertising time and will consequently adversely affect AmeriDream International's bargaining position vis-a-vis sales of its programming to network-affiliated stations, as well as the sale of AmeriDream International's barter time.


PRIME-TIME ACCESS RULE/FINANCIAL INTEREST AND SYNDICATION RULE


Until August 1996, a rule promulgated by the FCC in the 1970's and known as the "prime-time access rule" prohibited (subject to certain significant exceptions) television stations owned by or affiliated with the three major broadcast networks (ABC, CBS and NBC) in the 50 largest television markets from broadcasting more than a total of three hours per day of programming supplied by or previously aired on a network during the prime-time period (defined under the rule as 7-11 p.m. Eastern and Pacific time and 6-10 p.m. Central and Mountain time). Due to the rule, network-owned and network-affiliated stations often acquired either one hour or one-half hour of program material for exhibition during the prime-time access period from independent television producers and syndicators such as the Company.

In July 1995, following proceedings looking toward reconsideration or modification of the prime-time access rule, the FCC issued a decision concluding that the rule no longer served the public interest because the networks no longer had market power sufficient to foreclose access by independent producers and syndicators of first-run programming to the prime-time access period. In order to permit an orderly transition, the FCC held that programming supplied by or previously aired on a network may not be aired during the prime-time access period for 12 months from the August 1995 effective date of its decision, but during such period stations subject to the rule were permitted to enter into contracts providing for the airing of such programming in the access period after August 1996.

Pursuant to consent decrees entered into in the mid to late 1970's between the three largest television networks (the ABC Television Network, the CBS Television Network and the NBC Television Network) and the United States Department of Justice (the "Consent Decrees"), such networks were, until mid-November 1993 (when the Decrees were lifted), prohibited from domestically syndicating television programs and from acquiring financial interests in such programs or in network programming (other than the right to network exhibitions) produced by independent production companies. In the mid 1970's, the FCC implemented rules (the "Rules") that substantially paralleled the prohibitions of the Consent Decrees.
The Rules enhanced the Company's ability to license its programs to stations owned and operated by the major television networks (licensees that are, in most instances, very important to the success of a series distributed through first-run syndication).

In May 1991, the FCC issued a decision (the "1991 Decision") to modify, but not to repeal, the Rules. The modified Rules substantially relaxed the restrictions upon the ability of a network to acquire financial interests in, and to syndicate, television programs previously aired by that network (a sector of programming in which AmeriDream International has not to date had substantial involvement). However, the 1991 Decision retained stringent limitations on network involvement in first-run syndication activities, which remained in place after the FCC further relaxed the Rules in 1993.

In August 1995, upon further review of the remaining Rules, the FCC held that the Rules, including the restrictions on network entry into first-run syndication activities, were no longer necessary. Under the resulting FCC order, the Rules expired in August 1995.

As a result of the repeal of the prime-time access rule and the elimination of the remaining restrictions of the financial interest and syndication rules, the Company may have more difficulty licensing its programming to stations owned and operated by the three major television networks and anticipates that, even if the Company is able to so license its programming, the profitability of such programming to the Company may, as a result of terms imposed by such stations, be reduced.

OTHER REGULATORY AND LEGISLATIVE MATTERS

In October 1992, Congress enacted legislation imposing certain new regulations on the cable television industry (the "1992 Cable Act"). The legislation includes provisions that require each local television station (as defined) to make an election between demanding carriage on any cable system within its service area on a "must-carry" basis (for which the station receives no compensation) or demanding that such cable system obtain the consent of the station and pay compensation (and/or furnish other consideration) to the station for the right to carry its signal.
The election made by the station as to each such cable system remains in effect for three years. In March 1997, the United States Supreme Court, after protracted litigation and by a 5 to 4 vote, upheld the constitutionality of the "must carry" rules, against a First Amendment challenge initiated by cable interests. Under regulations promulgated by the FCC, stations were required to make an election between "must carry" and "retransmission consent" in October 1998, with the election to take effect as of January 1, 1999. Since the advent of the "retransmission consent" provisions, which became operative in October 1993, a small number of cable systems have refused to or failed to reach carriage agreements with particular local television stations and consequently ceased the carriage of such stations, thus resulting in decreased audience for AmeriDream International programming aired on those stations.

In April 1997, the FCC adopted comprehensive regulations relating to the deployment of Advanced Television Technologies ("ATV"), as required by the 1996 Act. ATV technologies will, among other things, enable existing television stations to broadcast more than one program at the same time; and the FCC has concluded that stations will be permitted to use the additional channel capacity resulting from ATV for entertainment programming purposes, including subscription programming, so long as at least one of the additional channels is used for free, over-the-air broadcasting. The rules adopted by the FCC provide that stations owned by or affiliated with the four major broadcast networks (ABC, CBS, Fox and NBC) in each of the top ten markets must complete construction of ATV facilities by May 1, 1999, that stations in markets 11-30 affiliated with those four networks must complete construction of ATV facilities by November 1, 1999 and that all other commercial television stations must complete construction of ATV facilities by May 1, 2002. Under the FCC rules, television stations will not be required to simultaneously broadcast programming on both a conventional analog channel and any ATV channel until 2003; thereafter, each station will be required to broadcast simultaneously on its analog channel specified percentages of programming carried on its ATV channel until the expected expiration of analog broadcasting, in 2006. Under the 1996 Act, the additional channels resulting from ATV technology will have "must carry/retransmission consent" rights.

In July 1998, the FCC initiated a proceeding in which it is considering the implementation of the must carry/retransmission consent options in application to ATV technology. The FCC has proposed a series of implementing options, ranging from a rule that would require cable operators to immediately recognize the must carry/retransmission consent rights of broadcasters with respect to the ATV channels when those channels come on the air to one under which the question of must carry would be deferred until at least the expiration of the ATV transition period (2006) (which latter rule would effectively require broadcasters to rely exclusively upon their retransmission consent rights to negotiate arrangements with cable operators with respect to the carriage of their ATV channels during the transition period).
As a part of this proceeding, the FCC has, among other issues, raised a question of whether its "program exclusivity rules" should be repealed. Under these rules, stations may, with the consent of the copyright owner/distributor, require a cable system not to carry
(that it, to "blackout") a particular program or program series that is aired on a distant television station carried by the cable system.

The 1996 Act repealed provisions of the Communications Act that prohibited any telephone company from acquiring financial interests in video programming and from distributing video programming in the same geographic area in which such telephone company provides telephone service. Under the 1996 Act, telephone companies are permitted, in most circumstances, to own and operate cable television systems, in which event they are subject to all of the requirements applicable to such systems including the "must carry"/retransmission consent requirements of the 1992 Cable Act. Alternatively, the 1996 Act permits telephone companies to directly enter the multi-channel video distribution business on a quasi-common carrier basis ("Open Video Systems"), pursuant to which the Open Video
System operator leases channel capacity to programmers on a non-discriminatory basis; each such operator is required to reserve, in cases where demand exceeds channel capacity, up to two-thirds of its channel capacity for programmers with which such operator is not affiliated.
 The statute also requires that Open Video System operators extend "must carry"/ retransmission consent rights to over-the-air television stations in the market served. The FCC has adopted rules to implement these requirements, but the Company cannot predict the extent of telephone company entry into the program delivery market. However, to the extent that telephone company entry into the production and distribution of video programming weakens the position of over-the-air television stations in the video marketplace or increases the cost to such stations of access to audience, this could result in decreased audience for AmeriDream International programming aired on those stations, or a reduction in the profitability to AmeriDream International of such programming.

The 1996 Act, among other requirements, directed the FCC to establish rules requiring that new video programming be closed captioned for the hearing impaired, and to establish timetables for implementing those captioning obligations. The FCC adopted closed captioning rules in August 1997, which took effect on January 1, 1998. The regulations require that all video programming first aired after January 1, 1998, that is not exempt pursuant to the rules be closed captioned. Legal responsibility generally falls on the "video programming distributors," including television stations. Program producers and distributors, however, are expected to cooperate in the process, and distributors will be able to rely on certifications from their programming sources indicating that the programming supplied is either captioned or exempt under the FCC rules. All of the programming currently produced or distributed by the Company, as well as all advertising programming produced by AmeriDream International Direct that is more than five minutes in length, will be subject to the captioning requirements. However, the Company does not anticipate that compliance with these new rules will have a material adverse effect on the profitability of this programming to AmeriDream International.

EMPLOYEES

As of September 1, 2002, AmeriDream International employed two persons, all management. AmeriDream International employees are not covered by collective bargaining agreements, and the company believes that its relations with its employees are excellent.


DESCRIPTION OF PROPERTY

AmeriDream International has no property, other than its contractual interest in the Autograph series at the present time. It shares offices with AmeriDream Entertainment, Inc. at the present time, by oral agreement.

PATENTS

The Company holds no patents or trademarks.


LEGAL PROCEEDINGS

AmeriDream International is not a party to any legal proceedings.

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

         None.



MARKET FOR THE COMPANY'S COMMON STOCK AND RELATED SECURITY HOLDER MATTERS

AmeriDream International, Inc. has no current market for its common stock. If the spinoff is approved by the shareholders, the company intends to file a Form 10SB with the Securities and Exchange Commission and, after it becomes effective, to file an application for a quotation of its securities on the over-the-counter bulletin board or the BBX Exchange.

As of the close of business on September 1, 2002, there was one shareholder of record of the Company's Common Stock.

PLAN OF OPERATIONS

AmeriDream International is a development stage company, with a plan of operations to acquire licensing for and distribute films, videos,
 DVD's, and television programming. AmeriDream International is now dependent upon AmeriDream Entertainment, Inc. for all its expenses. AmeriDream Entertainment, Inc.'s board of directors has declared a dividend of 1 share of AmeriDream International for every 500 shares owned of AmeriDream Entertainment, in order to "spin off"
AmeriDream International as its own, publicly held entity. It is hoped that this will assist AmeriDream International in acquiring financing to better effect its plan of operations. If this spinoff is approved by the shareholders of AmeriDream Entertainment, AmeriDream International intends to file with the Securities and Exchange Commission, a registration statement on Form 10SB, to register its shares and become a
Section 12g reporting company under the 1934 Securities and Exchange Act. It will then seek to apply for a listing of its securities on the BBX exchange, administered by the NASD, or the over the counter bulletin board, also administered by the NASD. There can be no assurance, however, that the company's application will be granted by the NASD.

MANAGEMENT

     A list of the current officers and directors, and their ages, is given below. The directors of AmeriDream are elected annually by the shareholders. The officers serve at the pleasure of the Board of Directors.

Name                          Positions

Lang Elliott                  President, Chairman, CEO and Director

Raylan D. Jensen                   Secretary, Treasurer, Director



Lang Elliott.  Mr. Elliott is President, Chairman and Chief Executive
 Officer of the Company. He is also the President, Chairman and Chief Executive Officer of AmeriDReam Entertainment, Inc. He is a member of the Directors Guild of America, received Academy Award nominations for "Soldier of Orange" and "The Magic of Lassie" starring James Stewart and Mickey Rooney. Mr. Elliott formed Tristar Pictures Inc., which he later sold. He co-founded Longshot Enterprises with actor/comedian Tim Conway. Company credits include "Dorf On Golf" and the "Dorf" home video series. Mr. Elliott is a regular speaker for film organizations including Women In Films, UCLA Extension Programs and the American Film Institute.
  He produced many features including "The Billion Dollar Hobo",
"The Prize Fighter" starring Tim Conway and Don Knotts, and "The Longshot"
 with Executive Producer Mike Nichols.  He also produced and directed
"The Private Eyes" starring Tim Conway and Don Knotts, and "Cage" starring
 Lou Ferrigno (1996, Cage received 3 nominations from the Media Access Awards including Best Picture). Mr. Elliott recently created a unique Financing & Collateral Program, which is Government Guaranteed, for motion pictures and other non-entertainment related investments. Additionally, he has new upcoming programs which include Privatized
Social Security, Health Care, Retirement and Education.

Raylan D. Jensen. Mr. Jensen is the Secretary, Treasurer and Director of the Company, since July, 2002. Since 1984, he has been an independent consultant to the motion picture and television industry for the production and distribution of feature films and television.
From 1981 through 1984, he acted as the President of Taft International Pictures. From 1971 through 1981, he acted as the founder and Chief Executive Officer of Sunn Classic Pictures, and formed for Sunn both its production and distribution entities. During his tenure with Sunn, the company produced over thirty made for TV movies and feature films.
 One of these films, The Life and Times of Grizzly Adams, was subsequently produced as a television series which aired on NBC for three years. Mr. Jensen has distributed and marketed more than fifty feature films, and has been Executive Producer of 13 feature films, 35 episodes of The Life and Times of Grizzly Adams, and ten made for TV movies.



SECURITIES OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of AmeriDream International, Inc.'s Common Stock as of September 1, 2002, by: (i) each current director; each nominee for director, and executive officer of the Company; (ii) all directors and executive officers as a group; and (iii) each shareholder who owns more than five percent of the outstanding shares of the Company's Common Stock. Except as otherwise indicated, the Company believes each of the persons listed below possesses sole voting and investment power with respect to the shares indicated.

Name and Address                 Number of Shares          Percentage Owned
----------------------          ---------------------     -------------------
AmeriDream Entertainment, Inc.  2,108,560           100%
79811 "A" Country Club Dr.
Bermuda Dunes, CA 92201

All Officers and Directors
as a Group                      0                   0%

-------------



         VI. PROPOSAL NUMBER ONE - TO SPIN OFF AMERIDREAM INTERNATIONAL,
INC.

The board of directors of AmeriDream Entertainment, Inc. have authorized, subject to shareholder approval, a dividend of shares of its wholly owned subsidiary, AmeriDream International, Inc. be distributed to the current shareholders of record of AmeriDream Entertainment, Inc. The dividend proposed is one share of AmeriDream International, Inc. for every 500 shares owned by each shareholder in AmeriDream Entertainment, Inc.

In order for the distribution to be done without being deemed a "sale" of securities under Section 2(3) of the Securities Act of 1933, as amended, the distribution must be effected after shareholder approval, and a From
10SB must be filed with the Securities and Exchange Commission.


  VII.  PROPOSAL NUMBER TWO CALLS FOR THE SHAREHOLDERS TO RATIFY
AND APPROVE ANY AND ALL ACTIONS TAKEN BY THE BOARD OF DIRECTORS
SINCE THE LAST MEETING OF THE SHAREHOLDERS.

The Board of Directors recommends a "FOR" vote on proposals one and two.

                        VIII. OTHER BUSINESS

No business, other than as set forth herein, is expected to come before the 2002 Special Meeting. Should any other matter requiring a vote of the shareholders arise, including any question related to any adjournment of the meeting, the persons named in the enclosed Proxy will vote thereon according to their best judgment and in the best interests of the Company and its shareholders.

                     IX. SHAREHOLDER PROPOSALS

Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2002 Special Meeting of Shareholders must be received by the Company by September 25, 2002 to be included in the Special Meeting.

          X. ANNUAL REPORT TO SHAREHOLDERS: FORM 10-KSB

The Company filed its Annual Report for the fiscal year ended March 31, 2002 on Form 10K on July 9, 2002. The Company will furnish, without charge, to each person whose proxy is being solicited, and to any shareholder of the Company, upon written request of any such person, a copy of the Company's Special Report of Form 10-K for the year ended March 31,
2002, including all financial statements and financial statement schedules thereto, and any exhibit included in the list accompanying the Form 10-K, to any shareholder, upon the payment, in advance, of reasonable fees related to the Company's furnishing such exhibits. Requests for copies of such report, and/or exhibits, should be directed to Mr. LANG ELLIOT, Chief Executive Officer, at the Company's principal executive offices.
 The report, financial statements and exhibits are also available at the Securities and Exchange Commission's Internet website at www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS,


 LANG ELLIOT
 President
 Bermuda Dunes, California
 September 18, 2002














































Exhibit 1 - Proxy Card

                              PROXY

The undersigned shareholder of Ameridream Entertainment, Inc. (The "Company") hereby appoints LANG ELLIOT as proxy holder of the undersigned to attend the Special general meeting of the Company to be held on October 2, 2002 and any adjournment thereof with authority to act and vote therat for an on behalf of the undersigned and directs the proxy holder to vote the common shares held by the undersigned in respect of the matters indicated below as follows:

  1. To spin off AmeriDream International, Inc. as a separate publicly held entity, by the issuance of a share dividend of one share to each AmeriDream Entertainment, Inc. shareholder for every five hundred (500) shares the shareholder holds in AmeriDream Entertainment, Inc.

FOR________                     AGAINST__________


  2. To ratify and approve any and all actions taken by the Board of Directors of the Company since the last meeting of the shareholders.

FOR_______                              AGAINST_______

If this proxy is not dated it will be deemed to bear the date on which it was mailed.

Executed this ____day of _________, 2002.
                                        ________________________
Name of Shareholder                     Signature of Shareholder

                                        ________________________
Address (if different from above)       Signature of Shareholder